Exhibit 11 under Form N-1A
                                          Exhibit 23 under Item 601/Reg


                      INDEPENDENT AUDITORS' CONSENT





The Board of Trustees
First Union Funds:

         With respect to the Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Evergreen Investment Trust, formerly First Union Funds, we consent to the use of our reports, dated December 8, 1995, incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A of the Registration Statement and "Financial Statements" in Part B of the Registration Statement.

                         *    Evergreen Emerging Markets Growth Fund
                         *    Evergreen International Equity Fund



By: KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
December 27, 1995